UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 27, 2017

NuStar Energy L.P.

(Exact name of registrant as specified in its charter)

Delaware	001-16417	74-2956831
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

19003 IH-10 West

San Antonio, Texas 78257

(Address of principal executive offices)

(210) 918-2000

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 1.01. Entry Into a Material Definitive Agreement.

Underwriting Agreement

On November 27, 2017, NuStar Energy L.P. (the “Partnership”), Riverwalk Logistics, L.P. (the “General Partner”) and NuStar GP, LLC (“NuStar GP”) entered into an underwriting agreement (the “Underwriting Agreement”) with Wells Fargo Securities, LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, J.P. Morgan Securities LLC and RBC Capital Markets, LLC, as representatives of the several underwriters named therein (collectively, the “Underwriters”). Pursuant to the Underwriting Agreement, the Partnership agreed to sell 6,000,000 9.00% Series C Fixed-to-Floating Rate Cumulative Redeemable Perpetual Preferred Units (the “Firm Units”) representing limited partner interests in the Partnership (the “Preferred Units”) at a price to the public of $25.00 per Preferred Unit. The issuance and sale of the Preferred Units closed on November 30, 2017. Pursuant to the Underwriting Agreement, the Partnership granted the Underwriters a 30-day option to purchase up to an additional 900,000 Preferred Units on the same terms and conditions as the Firm Units. The Partnership will receive net proceeds from the offering of approximately $144.7 million, after deducting underwriting discounts and commissions and estimated offering expenses payable by the Partnership. The Partnership expects to use the net proceeds of the offering for general partnership purposes, including the funding of future capital expenditures and to repay amounts outstanding under NuStar Logistics, L.P.’s revolving credit agreement.

The offering of the Preferred Units has been registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to an effective registration statement on Form S-3 (Registration No. 333-212338) of the Partnership (the “Registration Statement”), and the prospectus supplement dated November 27, 2017, filed with the Securities and Exchange Commission pursuant to Rule 424(b) of the Securities Act.

The Underwriting Agreement provides that the obligations of the Underwriters to purchase the Preferred Units are subject to approval of certain legal matters by counsel to the Underwriters and other customary conditions. The Partnership has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the Underwriters may be required to make because of any of those liabilities.

The summary of the Underwriting Agreement in this report does not purport to be complete and is qualified by reference to such agreement, which is filed as Exhibit 1.1 hereto and is incorporated by reference herein.

Item 3.03. Material Modification to Rights of Security Holders.

The information set forth under Item 5.03 is incorporated by reference into this Item 3.03.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On November 30, 2017, the Partnership executed the Sixth Amended and Restated Agreement of Limited Partnership of NuStar Energy L.P. (the “Partnership Agreement”) for the purpose of defining the preferences, rights, powers and duties of holders of the Preferred Units in connection with the offering of Preferred Units that closed on November 30, 2017.

The Preferred Units rank senior to the Partnership’s common units with respect to the payment of distributions and distribution of assets upon liquidation, dissolution and winding up. The Preferred Units have no stated maturity and are not subject to mandatory redemption or any sinking fund and will remain outstanding indefinitely unless repurchased or redeemed by the Partnership or converted into its common units in connection with a change of control.

Holders of Preferred Units issued in the offering will be entitled to receive, when, as and if declared by the General Partner, out of legally available funds for such purposes, quarterly cumulative cash distributions. Distributions on the Preferred Units will be cumulative from the date of original issue and will be payable quarterly in arrears on the 15th day of each of March, June, September and December, commencing March 15, 2018. Distributions on the Preferred Units will be payable from and including the date of original issue to, but not including, December 15, 2022, at a rate equal to 9.00% per annum of the $25.00 stated liquidation preference per unit (equal to $2.25 per unit per annum). On and after December 15, 2022, distributions on the Preferred Units will accumulate at a percentage of the $25.00 liquidation preference equal to an annual floating rate of the three-month LIBOR plus a spread of 6.88%.

At any time on or after December 15, 2022, the Partnership may, at its option, redeem the Preferred Units, in whole or in part, out of amounts legally available therefor, by paying $25.00 per unit plus an amount equal to all accumulated and unpaid distributions thereon to the date of redemption, whether or not declared. In addition, the Partnership may redeem the Preferred Units following certain changes of control, as well as at any time within 120 days after the conclusion of any review or appeal process instituted by the Partnership following the occurrence of a rating event, each as described in the Partnership Agreement. If the Partnership does not exercise the option to redeem following a change of control, then the holders of the Preferred Units have the option to convert the Preferred Units into a number of common units per Preferred Unit as set forth in the Partnership Agreement. If the Partnership exercises its redemption rights relating to any Preferred Units following a change of control, the holders of those Preferred Units will not have the conversion right described above with respect to the Preferred Units called for redemption.

Holders of Preferred Units will have only limited voting rights with respect to potential amendments to the Partnership Agreement that have a material adverse effect on the existing terms of the Preferred Units and in certain other limited circumstances or as required by law.

The description of the Partnership Agreement contained in this Item 5.03 is qualified in its entirety by reference to the full text of the Partnership Agreement, which is filed as Exhibit 3.1 hereto and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d)    Exhibits

Exhibit No.	Description

1.1	Underwriting Agreement, dated November 27, 2017, by and among NuStar Energy L.P., Riverwalk Logistics, L.P., NuStar GP, LLC and the Underwriters named therein.

3.1	Sixth Amended and Restated Agreement of Limited Partnership of NuStar Energy L.P.

4.1	Specimen Unit Certificate for the Series C Cumulative Redeemable Perpetual Preferred Units (attached as Exhibit D to the Sixth Amended and Restated Agreement of Limited Partnership of NuStar Energy L.P. filed as Exhibit 3.1 hereto).

5.1	Opinion of Sidley Austin LLP regarding legality of the Preferred Units.

8.1	Opinion of Andrews Kurth Kenyon LLP regarding tax matters.

23.1	Consent of Sidley Austin LLP (included in its opinion filed as Exhibit 5.1).

23.2	Consent of Andrews Kurth Kenyon LLP (included in its opinion filed as Exhibit 8.1).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NUSTAR ENERGY L.P.

	By:	Riverwalk Logistics, L.P.
its general partner

		By:	NuStar GP, LLC
its general partner

Date: November 30, 2017	By:	/s/ Amy L. Perry
		Name:	Amy L. Perry
		Title:	Senior Vice President, General Counsel—Corporate & Commercial Law and Corporate Secretary

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